                                   Exhibit 11
                       Computation of Per Share Earnings
                     (in thousands, except per share data)



                                                                                      Three months ended
                                                                                           March 31,
                                                                                    ------------------------
                                                                                     1995             1994
                                                                                     ----             ----

Net income                                                                          $1,405           $ 1,171

Preferred dividend requirements                                                     $   29           $    28

Weighted average common shares outstanding                                           2,697             2,697


Net Income                                                                          $ 0.51            $ 0.42


